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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of the Bradley Operating Limited Partnership on Form S-3 of our report dated March 13, 1996, on our audits of the consolidated financial statements of the Tucker Properties Corporation as of December 31, 1995 and 1994 and for the years then ended contained in the Bradley Operating Limited Partnership Form 10 registration statement filed September 11, 1997. We also consent to the reference to our firm under the caption "Experts."



                                                /s/ Coopers & Lybrand L.L.P.
                                                ----------------------------
                                                COOPERS & LYBRAND L.L.P.


Chicago, Illinois
September 26, 1997